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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): December 20, 2005


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                                    36-3972986
 (State or other jurisdiction of incorporation or             (I.R.S. Employer
                  organization)                           Identification Number)


                             9900 West 109th Street
                                    Suite 600
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240-13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

NEW SENIOR SECURED CREDIT FACILITIES

On December 22, 2005, Compass Minerals International, Inc. ("we," "our" or "us") entered into new senior secured credit facilities with our subsidiaries Compass Minerals Group, Inc., Salt Union Limited and Sifto Canada Corp., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Securities Inc. and Goldman Sachs Credit Partners L.P., as Co-Lead Arrangers and Joint Book Runners, Caylon New York Branch, as Syndication Agent, Bank of America, N.A. and The Bank of Nova Scotia, as Co-Documentation Agents, and the lenders party thereto. The new senior secured credit facilities amend and restate our existing credit facilities.

BORROWERS; AMOUNTS AND FINAL MATURITIES. The new senior secured credit facilities provide for committed senior secured financing of approximately $475 million, consisting of the following:

o a term loan facility in an aggregate principal amount of $350 million with final maturity in December 2012;

o a domestic revolving loan facility in an aggregate principal amount of $75 million with final maturity in December 2010;

o a global revolving loan facility in an aggregate principal amount of $50 million with final maturity in December 2010.

Compass Minerals Group, Inc., our domestic subsidiary ("CMG"), is the borrower under the term and domestic revolving loan facilities. CMG, Salt Union Limited, our United Kingdom subsidiary, and Sifto Canada Corp., our Canadian subsidiary, are borrowers under the global revolving loan facility.

CONDITIONS PRECEDENT. All borrowings and other extensions of credit under our new senior secured credit facilities are subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties.

USE OF PROCEEDS. Proceeds of the term loan and the revolving facility loans were used by us to fund the previously announced tender offer for CMG's 10% senior subordinated notes due in August of 2011 and to repay our then-outstanding credit agreement borrowings. Proceeds of the revolving credit facilities may be used from time to time for working capital and general corporate purposes by our subsidiaries and us.

INTEREST AND FEES. The interest rates applicable to loans under our new senior secured credit facilities will be, at our option, equal to either an alternate base rate (prime) or an adjusted Eurodollar bank deposit rate plus, in each case, an applicable margin percentage, which varies based on our Total Leverage Ratio (as defined in the credit agreement generally as the ratio of CMG's consolidated total debt at the date of determination to consolidated EBITDA for the four fiscal quarters ended on such date). We may elect interest periods of one, two, three or six months for Eurodollar borrowings. The interest rate margins applicable to Eurodollar and base rate loans, the commission rates for foreign credit instruments and the commitment fee rate are (all on a per annum basis) as follows:


---------------------------------------------------------------------------------------------------------------------
TOTAL LEVERAGE RATIO                          MARGIN FOR      MARGIN FOR     MARGIN FOR      MARGIN FOR    COMMITMENT
                                              EURODOLLAR      BASE RATE      EURODOLLAR      BASE RATE      FEE RATE
                                              TERM LOANS      TERM LOANS      REVOLVING      REVOLVING
                                                                                LOANS          LOANS
--------------------------------------------------------------------------------------------------------------------
Greater than or equal to 3.25 to 1.00             1.75%          0.75%          2.00%          1.00%         0.500%
--------------------------------------------------------------------------------------------------------------------
Between 3.25 to 1.00 and 1.75 to 1.00             1.50%          0.50%          1.75%          0.75%         0.375%
--------------------------------------------------------------------------------------------------------------------
Less than 1.75 to 1.00                            1.50%          0.50%          1.50%          0.50%         0.250%
--------------------------------------------------------------------------------------------------------------------

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Our Total Leverage Ratio, as of December 22, 2005, was between 3.25 to 1.00 and
1.75 to 1.00. Until we deliver financial statements for fiscal year ending December 31, 2005, the Total Leverage Ratio for the purposes of the pricing grid shall be deemed to be between and 3.25 to 1.00 and 1.75 to 1.00.

We have agreed to pay various fees with respect to the new senior secured credit facilities, including:

o commitment fees on the average daily unused amount of the commitment under each of the facilities at the rates indicated above;

o fees to the domestic revolving lenders with respect to their participations in outstanding letters of credit equal to the rates indicated above for Eurodollar Revolving Loans and a fronting fee to issuers of letters of credit in respect of their average daily exposure at a rate of 0.20%.

AMORTIZATION OF PRINCIPAL. The term loan will be repayable in quarterly installments starting in March 2006 with each such payment being equal to $875,000, with a final payment of $326,375,000 due at the maturity of the term loan.

PREPAYMENTS. Our new senior secured credit facilities require mandatory prepayments in amounts equal to the net proceeds from the sale or other disposition (including from any casualty to, or an governmental taking) of property (other than in the ordinary course of business and subject to other exceptions) by us or our subsidiary guarantors in excess of $2,000,000.

Mandatory prepayments will be applied first to prepay the term loan and then to reduce permanently the term loan commitments. No prepayment or commitment reduction is required to the extent the net proceeds are reinvested in permitted acquisitions, permitted investments or assets to be used in our business within 360 days of the receipt of such proceeds.

We may voluntarily prepay loans under our new senior secured credit facilities, in whole or in part, without premium or penalty. Any voluntary prepayment of loans will be subject to reimbursement of the lender's breakage costs in the case of a prepayment of Eurodollar rate borrowings other than on the last day of the relevant interest period.

COLLATERAL AND GUARANTORS. Indebtedness under our new senior secured credit facilities will be guaranteed by:

o each existing and subsequently acquired or organized domestic subsidiary and, to the extent no material adverse tax consequence would result and to the extent permitted under local law, foreign subsidiary; and

o   us with respect to the obligations of our subsidiaries.

Indebtedness under our new senior secured credit facilities will be secured by
(i) a first priority pledge and security interest in 100% of the capital stock of our subsidiary guarantors and 65% of the capital stock of our first tier foreign subsidiaries, and (ii) a grant of security interests, mortgages and other liens on substantially all of our property and the property of each of our subsidiaries.

FINANCIAL AND RESTRICTIVE COVENANTS. Our new senior secured credit facilities require that we maintain:

o a Consolidated Interest Coverage Ratio (as defined in the credit agreement, generally as the ratio of CMG's consolidated EBITDA for the four fiscal quarters ended on such date to consolidated interest expense for such period) as of the last day of any fiscal quarter of more than 2.50 to 1.00, and

o an Adjusted Total Leverage Ratio (as defined in the credit agreement, generally as the ratio of CMG's consolidated debt for the four fiscal quarters ended on such date to consolidated EBITDA for such period) as of the last day of any fiscal quarter of not more than 4.50 to 1.00.

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Our new senior secured credit facilities also contain covenants that restrict our ability to incur additional indebtedness, grant liens, make investments, loans, guarantees or advances, make restricted junior payments, including dividends, redemptions of capital stock and voluntary prepayments or repurchase of certain other indebtedness, engage in mergers, acquisitions or sales of assets, enter into sale and leaseback transactions or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. We do not expect these covenants to restrict our liquidity, financial condition or access to capital resources in the foreseeable future.

Our new senior secured credit facilities permit us to repurchase our preferred and capital stock and to pay cash dividends during each fiscal year up to an amount which does not to exceed the sum of (i) $55,000,000 plus (ii) 50% of the consolidated net income (as defined in the credit agreement) of our subsidiaries if, as was the case as of December 22, 2005, Compass Minerals Group, Inc. is otherwise in compliance the financial covenants under the credit agreement and its Adjusted Total Leverage Ratio is less than 4.25 to 1.00.

Our new senior secured credit facilities also contain customary representations, warranties and affirmative covenants.

EVENTS OF DEFAULT. Our new senior secured credit facilities contain customary events of default, subject to grace periods and materiality thresholds specified therein, including:

o   failure to make payments when due;

o   defaults under other material indebtedness;

o   noncompliance with covenants;

o   incorrectness of representations and warranties;

o   bankruptcy or insolvency events;

o   material judgments;

o   certain events related to ERISA;

o   impairment of security in collateral or invalidity of guarantees; and

o   a "change of control."

SUPPLEMENTAL INDENTURE. As discussed above, proceeds of the term loan and the revolving facility loans were used by us to fund the previously announced tender offer for our 10% senior subordinated notes due in August of 2011. A total of $323 million principal amount of our 10-percent senior subordinated notes were tendered to us and purchased for an aggregate price of approximately $349 million including accrued and unpaid interest. Compass intends to call the remaining $2 million principal amount of notes in August 2006. In connection with the tender offer, we solicited consents for and entered into that certain First Supplemental Indenture dated December 20, 2005 made among Compass Minerals Group, Inc., Carey Salt Company, Great Salt Lake Minerals Corporation, GSL Corporation, Namsco Inc., and North American Salt Company, as guarantors, and The Bank of New York Trust Company, as successor trustee and amends the Indenture, dated as of November 28, 2001, among the same parties. The First Supplemental Indenture provides for the elimination of substantially all of the restrictive covenants in the Indenture. The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the First Supplemental Indenture, attached as Exhibit 10.1 and incorporated herein by reference.
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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above for a description of certain new senior secured credit facilities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.



(c)  Exhibits:

Exhibit No.       Document
-----------       --------

10.1 First Supplemental Indenture dated December 20, 2005, to Indenture dated November 28, 2001





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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         COMPASS MINERALS INTERNATIONAL, INC.

Date:  December 23, 2005                 /s/ Rodney L. Underdown
                                         --------------------------------------
                                         Rodney L. Underdown
                                         Chief Financial Officer